AMENDED AND
RESTATED
BYLAWS
of
PIMCO NEW YORK MUNICIPAL
 INCOME FUND
Amended and
 Restated as of June 18, 2002
On June 18, 2002, the
Funds Bylaws were
amended to add a
 new section
 10.6 to article 10 thereof
as set forth below:
      10.6	Advance Notice of Shareholder
      Nominees for Trustees and Other Shareholder
       Proposals. a As used in this Section 10.6, the term annual meeting refers to any annual meeting of Shareholders as well as any special meeting held in lieu of an annual meeting as described in the first two sentences of Section 10.2 of these Bylaws, and the term special meeting refers to all meetings of Shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

      b The matters to be considered and brought before any annual or special meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 10.6. Only persons who are nominated in accordance with the procedures set forth in this Section 10.6 shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before an annual or special meeting of Shareholders or otherwise transacted unless in accordance with the procedures set forth in this Section 10.6, except as may be otherwise provided in these Bylaws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

        c For any matter to be properly before any annual meeting, the matter must be i specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these
       Bylaws, ii otherwise brought before the meeting by or at the direction of a majority of the Continuing Trustees or any duly authorized committee thereof, or iii brought before the meeting in the manner specified in this Section 10.6(c) by a Shareholder of record entitled to vote at the meeting or by a Shareholder a
      Beneficial Owner that holds Shares entitled to vote at the meeting through a nominee or street name holder of record and that can demonstrate to the Trust such indirect ownership and such Beneficial
      Owners entitlement to vote such Shares, provided that the Shareholder was the Shareholder of record or the Beneficial Owner held such Shares at the time the notice provided for in this Section 10.6c is delivered to the Secretary.

      In addition to any other requirements under applicable law and the Declaration of Trust and these Bylaws, persons nominated by Shareholders for election as Trustees and any other proposals by
      Shareholders may be properly brought before an annual meeting only pursuant to timely notice the Shareholder Notice in writing to the Secretary.
        To be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than fortyfive 45 nor more than sixty 60 days prior to the first anniversary date of the date on which the Trust first mailed its proxy materials for the prior years annual meeting provided, however, with respect to the Trusts first annual meeting, the Shareholder
      Notice must be so delivered or mailed and so received on or before July 1, 2002 provided further, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty
      30 days before the first anniversary date of the annual meeting for the preceding year and ends thirty 30 days after such anniversary date an annual meeting date outside such period being referred to herein as an Other Annual Meeting Date, such Shareholder Notice must be given in the manner provided herein by the later of the close of business on i the date forty-five 45 days prior to such Other Annual Meeting Date or ii the tenth
      10th business day following the date such Other
      Annual Meeting Date is first publicly announced or disclosed.

      Any Shareholder desiring to nominate any person or persons as the case may be for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice i a statement in writing setting forth A the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated B the class or series and number of all Shares of the Trust owned of record or beneficially by each such person or persons, as reported to such Shareholder by such nominees C any other information regarding each such person required by paragraphs a, d, e and f of Item 401 of Regulation SK or paragraph b of
      Item 22 of Rule 14a101 Schedule 14A under the
      Securities Exchange Act of 1934, as amended the Exchange Act, adopted by the Securities and Exchange Commission or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trust D any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and E whether such Shareholder believes any nominee is or will be an interested person of the Trust as defined in the Investment Company Act of
      1940, as amended and, if not an interested person,
       information regarding each nominee that will be
      sufficient for the Trust to make such determination
      and ii the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected. In addition, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require
       or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee. Any Shareholder
       Notice required by this Section 10.6c in respect of a proposal to fix the number of Trustees shall also set forth a description of and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with applicable law, these Bylaws and the Declaration of Trust.

      Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting whether or not involving nominees for Trustees shall deliver, as part of such Shareholder Notice: i the description of and text of the proposal to be presented ii a brief written statement of the reasons why such Shareholder favors the proposal iii such Shareholders name and address as they appear on the Trusts books iv any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matters proposed pursuant to Section 14 of the
       Exchange Act and the rules and regulations promulgated thereunder v the class or series and number of all Shares of the Trust owned beneficially and of record by such Shareholder vi any material interest of such Shareholder in the matter proposed other than as a Shareholder vii a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matters proposed viii if the proposal involves nominees for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons including their names pursuant to which the nominations are to be made by the Shareholder and ix in the case of a Beneficial Owner, evidence establishing such Beneficial Owner's indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders. As used in this
      Section 10.6, Shares beneficially owned shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d3 and 13d5 under the Exchange Act.

      d For any matter to be properly before any special meeting, the matter must be specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these Bylaws.
      In the event the Trust calls a special meeting for
       the purpose of electing one or more Trustees, any Shareholder may nominate a person or persons as the case may be for election to such positions as specified in the Trusts notice of meeting if and only if the Shareholder provides a notice containing the information required in the Shareholder Notice to the Secretary required with respect to annual meetings by Section 10.6c hereof, and such notice is delivered to or mailed and received at the principal executive office of the Trust not later than the close of business on the tenth 10th day following the day on which the date of the special meeting and of the nominees proposed by the
      Trustees to be elected at such meeting are publicly announced or disclosed.

      e For purposes of this Section 10.6, a matter shall be deemed to have been publicly announced or disclosed if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and
       Exchange Commission, or in a Web site
      accessible to the public maintained by the Trust or by its investment adviser or an affiliate of such investment adviser with respect to the Trust.

      f In no event shall an adjournment or postponement or a public announcement thereof of a meeting of Shareholders commence a new time period or extend any time period for the giving of notice as provided in this Section 10.6.

      g  The person presiding at any meeting of
      Shareholders, in addition to making any other
       determinations that may be appropriate to the
      conduct of the meeting, shall have the power and
       duty to i determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this Section 10.6 and elsewhere in these Bylaws and the Declaration of Trust and ii if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered. Any determination by the person presiding shall be binding on all parties absent manifest error.

      h  Notwithstanding anything to the contrary in this Section
      10.6 or otherwise in these Bylaws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Continuing Trustees and, in particular, no Beneficial Owner shall have any rights as a Shareholder except as may be required by federal law. Furthermore, nothing in this Section 10.6 shall be construed as creating any implication or presumption as to the requirements of federal law.


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